Effective March 26, 2025, the Audit Committee of the Board of Trustees of The Advisors’ Inner Circle Fund III (the “Trust”) accepted the resignation by Deloitte & Touche LLP (“D&T”) as the independent registered public accounting firm for the MetLife Core Plus Fund (the “Fund”) for the Fund’s fiscal-year-ended October 31, 2025.

D&T’s reports on the financial statements of the Fund as of and for the fiscal-years-ended October 31, 2024, and 2023, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Fund’s two fiscal-years-ended October 31, 2024, and 2023, and the subsequent interim period through March 26, 2025, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement in connection with D&T’s reports on the financial statements. In addition, there have been no reportable events of the kind described in item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 with respect to the Fund.

The Fund has provided D&T with a copy of the foregoing disclosures and have requested that D&T furnish the Fund with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether D&T agrees with the statements made by the Fund, set forth above, and, if not, stating the respects in which D&T does not agree. A copy of the letter from D&T to the SEC is filed as an exhibit to this Form N-CSR.

On March 26, 2025, the Audit Committee of the Trust’s Board of Trustees approved, and the Trust’s Board of Trustees, based on the recommendation of the Audit Committee, approved, the appointment of Cohen & Company, Ltd. (“Cohen & Co.”) as the Fund’s independent registered public accounting firm for the fiscal-year-ended October 31, 2025.

For the two fiscal-years-ended October 31, 2024, and 2023, and the subsequent interim period through March 26, 2025, neither the Fund, nor anyone on the Fund’s behalf, consulted with Cohen & Co. on items which: (1) concerned the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, and no written report or oral advice was provided to the Fund that Cohen & Co. concluded was an important factor considered by the Fund in reaching a decision as to any accounting, auditing, or financial reporting issue; or (2) concerned the subject of a disagreement (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Effective September 10, 2025, the Audit Committee of the Board of Trustees of The Advisors’ Inner Circle Fund III (the “Trust”) accepted the resignation by Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the PineBridge Dynamic Asset Allocation Fund (the “Fund”) for the Fund’s fiscal-year-ended October 31, 2025.

E&Y’s reports on the financial statements of the Fund as of and for the fiscal-years-ended October 31, 2024, and 2023, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the Fund’s two fiscal-years-ended October 31, 2024 and 2023, and the subsequent interim period through September 10, 2025, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with E&Y’s reports on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1) (v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, with respect to the Fund.

The Fund has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y furnish the Fund with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether E&Y agrees with the statements made by the Fund, set forth above, and, if not, stating the respects in which E&Y does not agree. A copy of the letter from E&Y to the SEC is filed as an exhibit to this Form N-CSR.

On September 10, 2025, the Audit Committee of the Trust’s Board of Trustees approved, and the Trust’s Board of Trustees, based upon the recommendation of the Audit Committee, approved, the appointment of Cohen & Company, Ltd. (“Cohen & Co”) as the Fund’s independent registered public accounting firm for the fiscal-year-ended October 31, 2025.

For the two fiscal-years-ended October 31, 2024 and 2023, and the subsequent interim period through September 10, 2025, neither the Fund, nor anyone on the Fund’s behalf, consulted with Cohen & Co on items which: (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, and no written report or oral advice was provided to the Fund that Cohen & Co concluded was an important factor considered by the Fund in reaching a decision as to any accounting, auditing, or financial reporting issue; or (2) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).